                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Filed by the Registrant [X]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:
        [X] Preliminary Proxy Statement
        [ ] Confidential, For Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
        [ ] Definitive Proxy Statement
        [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Metropolitan Financial Corp.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)


            --------------------------------------------------------
    (Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


        [X]  No fee required.
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             ___________________________________________________________________
        (2) Aggregate number of securities to which transaction applies:___________________________________________________________
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        (4)  Date Filed:________________________________________________________

                      [METROPOLITAN FINANCIAL CORP. LOGO]

                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124

                                                                  March 24, 2000



Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Shareholders of Metropolitan Financial Corp., which will be held at our executive offices, 6001 Landerhaven Drive, Mayfield Heights, Ohio, at 9:00 a.m., local time, on Tuesday, April 25, 2000.

        All holders of record of shares of Common Stock of Metropolitan Financial Corp. as of March 10, 2000, are entitled to notice of and to vote at the 2000 Annual Meeting.

        As described in the accompanying Notice and Proxy Statement, you will be asked to vote on four proposals: 1) election of four directors to serve for three-year terms expiring in 2003; 2) approval of an amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan; 3) approval of an amendment to Metropolitan Financial Corp.'s Code of Regulations; and 4) ratification of the appointment of independent auditors for 2000.

        The accompanying Notice and Proxy Statement and the Annual Report for the year ended December 31, 1999, are being mailed to shareholders on or about March 24, 2000.

        Your vote is very important, regardless of the number of shares you own. I urge you to complete, sign, and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the 2000 Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Thank you for your consideration of these matters and please vote today.

                                                        Sincerely,



                                                        ROBERT M. KAYE
                                                        Chairman of the Board

                      [METROPOLITAN FINANCIAL CORP. LOGO]

                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON
                                 APRIL 25, 2000




         The Annual Meeting of Shareholders of Metropolitan Financial Corp. will be held at 6001 Landerhaven Drive, Mayfield Heights, Ohio, on Tuesday, April 25, 2000, at 9:00 a.m., local time, for the following purposes:

         1. To elect four directors to serve for three-year terms expiring in 2003.

         2. To approve the First Amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan increasing the number of shares that can be issued under that plan by 200,000.

         3. To approve an amendment to the Metropolitan Financial Corp. Code of Regulations to provide that the annual meeting of shareholders will be held on the date each year as determined by the Board of Directors or, if not so determined, then on the fourth Tuesday of April.

         4. To ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan Financial Corp.'s independent auditors for the fiscal year ending December 31, 2000.

         5. To transact such other business as may properly come before the 2000 Annual Meeting or any postponement or adjournment thereof.

        The Board of Directors has selected March 10, 2000, as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the 2000 Annual Meeting or any postponement or adjournment thereof.


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
     PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


                                              By Order of the Board of Directors


                                              MALVIN E. BANK
                                              Secretary

March 24, 2000

                                TABLE OF CONTENTS


VOTING INFORMATION FOR THE ANNUAL MEETING...................................   1


PROPOSAL I      ELECTION OF DIRECTORS.......................................  __
                Nominees for Terms that Expire at the 2002 Annual Meeting...  __
                Continuing Directors........................................  __
                BOARD'S RECOMMENDATION......................................  __
                Board Information...........................................  __
                Compensation Committee Interlocks and Insider Participation.  __
                Certain Transactions........................................  __
                Compensation Committee Report on Executive Compensation.....  __
                Performance Graph...........................................  _
                Executive Compensation and Other Information................  __
                Summary Compensation Table..................................  __
                Option / SAR Grants in Last Fiscal Year Table...............  __
                Section 16(a) Beneficial Ownership Reporting Compliance.....  __
                Metropolitan Share Ownership................................  __
                Certain Beneficial Owners...................................  __
                Change in Control...........................................  __

PROPOSAL II     APPROVAL OF THE FIRST AMENDMENT TO THE 1997 METROPOLITAN
                FINANCIAL CORP. STOCK OPTION PLAN...........................  __
                Summary.....................................................  __
                Number of Shares Authorized.................................  __
                Types of Options............................................  __
                Participants................................................  __
                Option Terms................................................  __
                Amendment and Term of the Option Plan.......................  __
                Federal Income Tax Consequences of Options..................  __
                BOARD'S RECOMMENDATION......................................  __

PROPOSAL III    ADOPTION OF AMENDED ARTICLE I, SECTION 2, OF THE REGULATIONS
                OF METROPOLITAN FINANCIAL CORP..............................  __
                Annual Meeting Date.........................................  __
                BOARD'S RECOMMENDATION......................................  __

PROPOSAL IV     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........  __
                BOARD'S RECOMMENDATION......................................  __

GENERAL         2000 Shareholder Proposals..................................  __
                Voting Procedures...........................................  __
                General Information.........................................  __
                Voting Your Proxy Card......................................  __
                Revoking Your Proxy.........................................  __

                       [METROPOLITAN FINANCIAL CORP. LOGO]

                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                    VOTING INFORMATION FOR THE ANNUAL MEETING

        ANNUAL MEETING  April 25, 2000               Corporate Headquarters
            DATE, TIME  9:00 a.m., EDT,              6001 Landerhaven Drive
            AND PLACE:  and at any postponement      Mayfield Heights, OH  44124
                        or adjournment thereof

          RECORD DATE:  The close of business on March 10, 2000.  If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had _________ shares of our common stock outstanding.

            PROPOSALS:  1.    To elect four directors to serve for three-year
                              terms expiring in 2003;
                        2.    To approve an amendment to increase, by 200,000,
                              the number of shares that can be issued under the 1997 Metropolitan Financial Corp. Stock Option
                              Plan;
                        3.    To approve an amendment to our Code of Regulations
                              to provide that the annual meeting will be held each year on the date determined by the Board of Directors or, if not determined, then on the fourth Tuesday of April;
                        4.    To ratify the selection of Crowe, Chizek and
                              Company LLP as our independent auditors for the fiscal year ending December 31, 2000; and
                        5.    To transact any other proper business.

              PROXIES: The proxy card authorizes Robert M. Kaye, Kenneth T. Koehler and Malvin E. Bank, and each of them, with full power of substitution, as proxies to vote at the annual meeting as you designate on the proxy card. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "For" the Board's nominees and "For" each of proposals 2, 3 and 4. The Board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board or proxy holders will vote for a person whom they believe will act in the best interests of Metropolitan.

 PROXIES SOLICITED BY:  The Board of Directors

         MAILING DATE:  Approximately March 24, 2000

  REVOKING YOUR PROXY:  You may revoke your proxy before it is voted at the 2000 Annual meeting by following the procedures listed on page ___ under "Voting Procedures/Revoking Your Proxy."

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
     PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                               PROPOSAL I

                          ELECTION OF DIRECTORS

      BOARD STRUCTURE:  The Board has 11  directors.  The directors  are divided into three classes. At each annual meeting, the term of one class expires. Directors in each class serve for three-year terms. Each director of Metropolitan Financial Corp. ("Metropolitan") also serves as a director of its largest subsidiary, Metropolitan Bank and Trust Company ("Bank").

       BOARD NOMINEES:  Each of the Board's  nominees for terms expiring in 2003 currently serves as a director. Each nominee has agreed to serve if reelected.

NOMINEES FOR TERMS THAT EXPIRE AT THE 2003 ANNUAL MEETING:

                   LOIS K.  Ms. Goodman has served as a Director of Metropolitan
                  GOODMAN and the Bank since 1994. Since 1990, she has been President of the Work & Family Consulting Group,
       Director Since 1994  Inc., a consulting service for employers on managing working families. Ms. Goodman is also a member of the Board of Trustees for the Cleveland Opera, the Jewish Community Federation, Starting Point,
                            Eldred Theater and The Montefiore Home (including serving as its immediate Past President). Age 66.

             MARGUERITE B.  Ms. Humphrey has served as a Director of
                 HUMPHREY Metropolitan and the Bank since 1994. Ms. Humphrey developed and implemented workshops for trustee
       Director Since 1994  education for the Cultural Arts Trustee Forum at the
                            Cleveland Mandel Center from 1992 to 1995. She is a trustee for the American Symphony Orchestra League, the Cleveland Institute of Music, the Musical Arts Association, Rainbow Babies and Children's Hospital and the Cleveland Zoological Society. Age 58.

                KENNETH T.  Mr. Koehler joined  Metropolitan in January 1999 as
                   KOEHLER Executive Vice President. He has served as President and Chief Operating Officer since October 1999.
       Director Since 1999  Prior to that, Mr. Koehler served as President and
                            Chief Executive Officer of United Heritage Bank, Edison, NJ, a de-novo $40 million community bank, from February 1998 to January 1999 where he was responsible for all areas of operations.
                            From 1994 to February 1998, Mr. Koehler served as President of Golden City Commercial Bank, New York, NY, an $80 million community bank, where he was responsible for all areas of operations. Mr. Koehler's previous experience also includes serving as President and Chief Executive Officer of Dollar Dry Dock Bank, a $5 billion financial institution headquartered in White Plains, NY, and as Executive Vice President, RI Hospital Trust National Bank, a $4.0 billion subsidiary of Bank of Boston, Providence, RI. He has also served as a director of Cumberland Farms/Gulf Oil Company and as a trustee of Providence Performing Arts Association and Catholic Charities Annual Appeal, Diocese of RI. Age 54.

                ALFONSE M.  Mr. Mattia has served as a  consultant to the Bank
                    MATTIA since 1987 and as a Director of Metropolitan and the Bank since 1996. Mr. Mattia is a CPA and a founding
       Director Since 1996  partner of Amper, Politziner & Mattia, a New
                            Jersey-based accounting and consulting firm. Mr. Mattia serves as Co-Chairman of the Rutgers University Family Business Forum and is a member of "The Group of 100," a national group formed by the AICPA to protect the public interest and position the accounting profession for the future. Age 58.

CONTINUING DIRECTORS

DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

       ROBERT R. BROADBENT  Mr.  Broadbent has served as a Director of
                            Metropolitan and the Bank since 1992. From 1984 to Director Since 1992 1989, Mr. Broadbent served as Chairman and Chief
                            Executive Officer of The Higbee Company, a
                            Cleveland-based clothing and housewares retailer. Mr. Broadbent served as the Chairman of the Rock and Roll Hall of Fame Museum, Inc. until May 1994 and is now on the advisory board. Mr. Broadbent also serves as a director of PICO Holdings, Inc., as well as a trustee of the Murphy Foundation. Age 78.

       MARJORIE M. CARLSON  Ms.  Carlson has served as a Director  of
                            Metropolitan and the Bank since 1994. She is the Director Since 1994 retired Director of Development for The Cleveland
                            Foundation. Ms. Carlson is a member of the Board of Trustees of the College of Wooster, the Musical Arts Association, Playhouse Square Foundation, The Gund Foundation and Exuma Foundation. Age 59.

                  JAMES A.  Mr.  Karman has served as a Director  of
                    KARMAN Metropolitan and the Bank since 1992. Mr. Karman has been affiliated with RPM, Inc., a
       Director Since 1992  manufacturer of protective coatings, sealants and specialty chemicals, since 1963. In 1978 he became President and in 1999 was elected Vice Chairman of RPM, Inc.,. Mr. Karman serves as a member of the Board of Directors of RPM, Inc., A. Schulman, Inc. and Shiloh Industries, Inc. In addition, Mr. Karman serves as a member of the Board of Trustees of the Boys & Girls Club of Cleveland, Boys Hope and The Western Reserve Historical Society, and is a member of the Corporate Council and Finance Committee of the Cleveland Museum of Art. Age 62.

                  RALPH D.  Mr.  Ketchum has served as a Director of
                   KETCHUM Metropolitan and the Bank since 1991. Since 1987, Mr. Ketchum has been President of RDK Capital
       Director Since 1991  Inc., a general partner in a partnership formed for the purposes of acquiring and managing companies serving the aircraft industry. Before joining RDK Capital Inc., he was a Senior Vice President and Group Executive for the General Electric Company, Lighting Group. Mr. Ketchum is also a member of the Board of Directors of Lithium Technologies, Inc. Age 74.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

                 MALVIN E.  Mr. Bank has served as a Director and as Secretary
                      BANK of Metropolitan and as Secretary of the Bank since 1991 Mr. Bank also serves as Assistant Treasurer
       Director since 1991  of Metropolitan. Mr. Bank is General Counsel of The
                            Cleveland Foundation. Previously, Mr. Bank was a senior partner with the Cleveland law firm of Thompson Hine & Flory LLP for more than five years. Mr. Bank also serves as a director of Oglebay Norton Company and as a trustee of Case Western Reserve University, The Holden Arboretum, Chagrin River Land Conservancy, Cleveland Center for Research in Child Development, Hanna Perkins School, and numerous other civic and charitable organizations and foundations. Age 69.

                 ROBERT M.  Mr. Kaye has served as Chairman and Chief Executive
                      KAYE Officer of Metropolitan and the Bank since 1987. He has also served as President of Planned
       Director since 1987  Residential Communities, Inc. since 1960. Planned
                            Residential Communities, Inc. is actively engaged in every aspect of multifamily housing from new construction and rehabilitation to acquisition and management. Mr. Kaye serves as a member of the Board of Directors of Community Bank of New Jersey. He has also been a member of the Corporate Council of the Cleveland Museum of Art since its inception in 1993 and has been a member of the Board of Trustees of the College of New Jersey since 1980 and of The Peddie School since 1988. Age 63.

                  DAVID P.  Mr.  Miller  has served  as a Director  of
                    MILLER Metropolitan and the Bank since 1992. Mr. Miller also serves as Treasurer and Assistant Secretary of
       Director Since 1992  Metropolitan. Since 1986, Mr. Miller has been the
                            Chairman and Chief Executive Officer of Columbia National Group, Inc., a Cleveland-based scrap and waste materials wholesaler and steel manufacturer. He is currently commissioner of the Ohio Lottery. Age 67.

                   BOARD'S  THE BOARD UNANIMOUSLY RECOMMENDS ELECTION OF THE
            RECOMMENDATION  ABOVE NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE AT
                            THE 2003 ANNUAL MEETING.

BOARD INFORMATION

                    BOARD   In 1999, the Metropolitan Board held four regular
                 MEETINGS:  quarterly meetings. Each director attended  at least
                            75% of his or her Metropolitan Board and committee meetings.

                            Each Metropolitan director also serves as a director of the Bank. The Bank's Board held 12 regular monthly and two special meetings in 1999. The Bank's Board has also established several committees, including an Audit Committee and a Compensation and Organization Committee. Each director attended at least 75% of his or her Bank Board and committee meetings.

         BOARD COMMITTEES:  The Audit Committee recommends  appointment of
                            Metropolitan's independent auditors. It also receives and approves reports and plans, accounting policies and financial statements. The committee oversees Metropolitan's internal audit function and reviews our internal control and audit systems with management and the independent auditors. The Audit Committee held four meetings in 1999. Members:
                            Messrs. Miller (Chair), Bank, Broadbent, Karman, Mattia and Ms. Humphrey.

                            The Compensation and Organization Committee reviews and recommends compensation with respect to Metropolitan's Chairman of the Board and its President and, commencing in 2000, also the Bank's Executive Vice Presidents. The committee held _____ meetings during 1999. Members: Messrs. Ketchum (Chair), Bank, Karman and Kaye.

                            The Board does not have a standing Nominating Committee. The entire Board performs that function.

                            The required procedures to be nominated as a director are found in Metropolitan's Amended and Restated Code of Regulations (the "Regulations"). Only those persons nominated according to the Regulations are eligible to be elected. All nominations must be in writing and given to our Corporate Secretary between 60 and 90 days before the annual shareholders meeting. However, if we give less than 75 days prior notice (either to our shareholders or by public disclosure) of the annual shareholders meeting, then you have 15 days from the date we gave the prior notice to make your nomination. The prior notice is given when mailed.

                            All nominations must include the following information about the proposed nominee: the nominee's (a) name, age, business, and residence address; (b) principal occupation or employment for the last five years; (c) beneficial ownership, by class and number, of Metropolitan common shares and other Metropolitan securities; (d) other positions held as a director, officer, partner, employee or controlling shareholder of any corporation or other business entity; (e) prior position as a director, officer or employee of a depository institution or any company controlling a depository institution, if any; (f) certain information which would be required to be disclosed in a proxy statement; and (g) written consent to serve if nominated or elected. The nomination must also contain information about the shareholder making the nomination, including:
                            (a) the shareholder's name and record address; (b) a statement that the shareholder is a record holder entitled to vote at the annual meeting; (c) a description of any arrangement or understandings between the shareholder and the nominee and any other person(s) must be described (including naming such person(s)); and (d) the shareholder's beneficial ownership, by class and number of shares, of Metropolitan common shares.

        BOARD  COMPENSATION Directors of the Bank who are neither employees of
                            Metropolitan or of the Bank receive a monthly retainer of $1,000, plus a $500 attendance fee for each Bank Board meeting attended. Effective January 2000, the Chairman of the Bank's Executive Committee received, in addition to the fees noted above, a monthly retainer of $4,167. This amount was increased to $9,167 per month in March 2000. Otherwise, directors receive no fees or other retainers for serving on Metropolitan's Board, or on any of the Board committees of Metropolitan or the Bank.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

       PLANNED RESIDENTIAL  Planned Residential Communities, Inc. ("PRC")
               COMMUNITIES  provides Metropolitan with consulting services on employee benefits and multifamily property matters for an annual retainer of $96,000. Mr. Kaye, Chairman of the Board, is the sole shareholder of PRC.

             THOMPSON HINE  The law firm of Thompson Hine & Flory LLP provided
               & FLORY LLP  legal services to Metropolitan in 1999 at costs negotiated in arms-length transactions. Malvin E. Bank was a partner in that firm during 1999.

                     OTHER  Mr. Kaye exercised an option to purchase an
              TRANSACTIONS  insurance  policy owned by Metropolitan  on his life
                            ("Policy") in which Metropolitan was the cash beneficiary. The option to purchase was part of the transaction in which the insurance policy was originally acquired by Metropolitan. Mr. Kaye paid Metropolitan $442,782, which was $25,082 more than the cash surrender value of the Policy. After the sale, Mr. Kaye received shares of stock of the insurer as part of the process of converting its organizational structure from a mutual to a stock company.

CERTAIN TRANSACTIONS

AMPER, POLITZINER & MATTIA  The accounting firm of Amper, Politziner & Mattia provided tax services to Metropolitan in 1999 and during the current year at costs negotiated in arms-length transactions. Alfonse M. Mattia is a partner in that firm.

                   BANKING  The Bank has had banking transactions, including
              TRANSACTIONS  loans, with Metropolitan's and the Bank's directors, officers, shareholders and associates, and expects these transactions to continue into the future. The transactions are in the ordinary course of the business of the Bank and are on substantially the same terms, including interest rates and collateral on loans, prevailing at the time for comparable transactions with other persons. The transactions do not involve more than the normal risk of collectability or present other terms unfavorable to the Bank.

                                      COMPENSATION COMMITTEE REPORT
                                       ON EXECUTIVE COMPENSATION

                       THE  The Compensation and Organization Committee (the
                 COMMITTEE  "Committee") of the Bank's Board of Directors
                            reviews all issues pertaining to the compensation of the Bank's Chief Executive Officer and President and, commencing in 2000, the Bank's Executive Vice Presidents. The Committee submits its recommendations concerning compensation to the full Board of Directors of the Bank for approval.

                  OVERALL   The overriding objectives of the Committee are to
              OBJECTIVES:   motivate employees to accomplish goals desired by
                            Metropolitan and the Bank. Those goals include:

                            - Rewarding performance that increases the value of your stock.

                            -      Attracting, retaining and motivating
                                   executives and key employees with competitive compensation opportunities.

                            -      Balancing short-term and long-term
                                   strategic goals.

                            - Addressing the concerns of shareholders, employees, the financial community and the general public.

              COMPETITIVE  As an overall evaluation tool used in setting the
                   MARKET compensation for the Chief Executive Officer and REVIEW President, the Committee reviews a bank compensation survey prepared annually by the accounting firm of Crowe, Chizek and Company LLP. By studying this report, the Committee is able to review compensation levels and structures for banks with characteristics similar to the Bank. The Committee gives particular weight to banks with similar geographic location and similar asset size. The companies listed in the selected peer group used in developing the following performance graph include companies included in the bank compensation survey prepared by Crowe, Chizek and Company LLP.

       BANK'S PERFORMANCE  The base salary and bonus of the Chief Executive
                  AFFECTS  Officer and President (and, commencing in 2000, the
                EXECUTIVE  Executive Vice Presidents) are reviewed annually. In
             COMPENSATION  making its determinations concerning salary and bonuses, the Committee evaluates the executive's level of responsibility and performance. In the past, the Committee has also taken the performance of the Bank into account by measuring the Bank's financial performance for the previous year in light of the internal projections and forecasts prepared by management for the period.

                MR. KAYE Before 1996, Mr. Kaye received only base salary. His salary has traditionally been set by the Committee at a level competitive with salaries of chief executive officers of banks of similar geographic location and asset size. Mr. Kaye's base salary for 1999 was $461,330. This increase in salary from 1998 was based in part on Mr. Kaye's leadership in growing the Bank to over $1.6 billion in assets, his business planning and entrepreneurial skills, his vision, judgment and leadership as well as his attention to detail. The Committee also recognized the performance of Mr. Kaye in continuing to attract several new key officers and retain outstanding present officers, and his overall management of those officers.

            MR. KOEHLER    Mr. Koehler joined the Bank as its Executive Vice
                           President in January 1999, and was promoted to President and Chief Operating Officer of Metropolitan and the Bank in October of that year. Upon Mr.
                           Koehler's promotion to President and Chief Operating
                           Officer, the Bank's Board, upon the recommendation of the Committee, raised his annual salary to $260,000 in recognition of the additional responsibilities he had assumed and his superior performance as Executive
                           Vice President for the Bank. The Committee also determined that Mr. Koehler was entitled to a bonus of $60,000 for his efforts during 1999. Although Mr.
                           Koehler's bonus is also based in part on a recommendation by Mr. Kaye, the determination of the bonus amount is completely within the discretion of the Committee.

              MR. LODGE    Before becoming Vice Chairman of the Bank's Board of
                           Directors in October 1999, Mr. Lodge was President of
                           Metropolitan and the Bank. As President, Mr. Lodge's salary was based in part upon the recommendation of Mr. Kaye and was set by the Committee at a level competitive with salaries of chief operating officers of banks similar geographic location and asset size.
                           Determination of Mr. Lodge's bonus, if any, although based in part on the recommendation of Mr. Kaye, was entirely within the discretion of the Committee.
                           During 1999, Mr. Lodge received a base salary of $320,000 and did not receive a bonus. Mr. Lodge's compensation as Vice Chairman of the Bank's Board of Directors was fixed at $320,000 per year with no eligibility for a bonus pursuant to an October 1999 employment agreement (the "October Agreement"). The
                           October Agreement provided that Mr. Lodge would serve as Vice Chairman of the Bank's Board of Directors through June 30, 2001 and for the continuation of medical insurance coverage to Mr. Lodge, subject to certain provisos, through age 65. The October
                           Agreement was later modified as discussed later in the proxy statement under the caption "Employment
                           Agreement."

                  OTHER    During 1999, the salary portion of compensation
                  NAMED    earned by the other named executive officers was
              EXECUTIVE    determined by the President, after consultation with
               OFFICERS    the Chief Executive Officer. Commencing in 2000, the
                           Committee will determine the salary portion of the compensation of the executive vice presidents, after consultation with the Chief Executive Officer and the President. The other named executive officers' salaries are set at a level competitive with the salaries of officers fulfilling the same responsibilities for banks of similar geographic location and asset size. In addition to salary, Mr.
                           Bevack earned his bonus in 1999 pursuant to the Mortgage Banking Incentive Plan. Business generation and profits earned for the Bank primarily determine bonuses earned under Mr. Bevack's program. By the end of 1999, the Mortgage Banking Incentive Program was held in abeyance and has not been replaced with a successor program. The Committee, after consulting with the Chief Executive Officer, did not award a bonus to Mr. Bell for 1999.

                  STOCK    The Committee believes that the Chief Executive
                 OPTION    Officer, the other executive officers and certain
             INCENTIVES    other officers and key employees of Metropolitan and
                           the Bank will be motivated, and their financial interests will be more closely aligned with those of Metropolitan's shareholders, with an award of stock options. A committee, consisting entirely of directors of the Committee and one other director who qualifies as both an outside director as defined by Section 162m of the Internal Revenue Code and a non-employee director as defined by Rule 16b-3 of the Securities Exchange Act of 1934, determines Metropolitan's stock option policies and makes a recommendation to the entire Board. The Board then determines the actual grants of options. Towards that end, on August 24, 1999, Metropolitan's Board of Directors approved the First Amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan ("First Amendment") to increase, by 200,000, the number of shares that can be granted under the 1997 Metropolitan Financial Corp. Stock Option Plan ("Plan"), and further directed that the First Amendment be put before Metropolitan's shareholders for approval at the 2000 Annual Meeting of Shareholders. Actual grants were made in January 1999 pursuant to the terms of the Plan, and additional grants were made in November 1999 (contingent upon approval of the First Amendment by Shareholders). All grants are based on the grantee's historical and/or anticipated contributions to the long-term financial and operational results of Metropolitan. The aggregate number of shares underlying the options, option price, and vesting terms may vary based on the Committee's judgment as to the best form of long-term motivation under the particular circumstances.

                                                        THE COMPENSATION AND
                                                        ORGANIZATION
                                                        COMMITTEE

                                                        Ralph D. Ketchum, Chair
                                                        Malvin E. Bank
                                                        James A. Karman
                                                        Robert M. Kaye



                                        PERFORMANCE GRAPH

                    HOW     The chart on the following page compares
         METROPOLITAN'S     Metropolitan's common shares with (a) the Nasdaq
            SHARES HAVE     Market Index and (b) a selected peer group published
      PERFORMED AGAINST     by Media General Financial Services, Richmond,
         THE MARKET AND     Virginia ("MG Peer Group"), which includes
              ITS PEERS     339 publicly held savings and loan  associations
                            located in the United States. The chart assumes an investment of $100 on October 29, 1996, the day on which Metropolitan's common shares became publicly held, in the common shares of Metropolitan, the Nasdaq Market Index and the stocks in the selected peer group. The overall performance assumes dividend reinvestment throughout the period.

                         COMPARE CUMULATIVE TOTAL RETURN
                       AMONG METROPOLITAN FINANCIAL CORP.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX




Measurement Period            Metropolitan       MG Peer           NASDAQ Market
(Fiscal Year Covered)          Financial          Group               Index
---------------------          ---------          -----               -----

10/29/96                         100.00           100.00              100.00
12/31/96                         103.23           106.20              105.97
12/31/97                         290.91           178.56              129.63
12/31/98                         216.79           156.53              182.83
12/31/99                         92.91            125.83              322.47

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

             SUMMARY OF     The following table sets forth certain information
           COMPENSATION     with respect to compensation  provided by
                            Metropolitan and its subsidiaries during the years ended December 31, 1999, 1998 and 1997, to its chief executive officer and Metropolitan's other executive officers whose annual salary and bonus exceed
                            $100,000.


                           SUMMARY COMPENSATION TABLE

                                 FISCAL YEAR
            NAME AND                ENDED                                         ALL OTHER
       PRINCIPAL POSITION        DECEMBER 31        SALARY         BONUS       COMPENSATION (5)
       ------------------        -----------        ------        ------       ----------------

       Robert M. Kaye               1999           $461,330          -              $6,368
       Chairman of the              1998            394,465       75,000 (3)         6,043
       Board and Chief              1997            351,000       75,000 (3)         5,648
       Executive Officer

       David G. Lodge*              1999            320,531          -               5,924
       Vice Chairman                1998            269,696       75,000 (3)         5,713
       of the Bank's                1997            242,654       75,000 (3)         5,370
       Board of Directors

       Kenneth T. Koehler           1999 (1)        219,917       60,000 (3)        41,318
       President, Chief             1998             -               -                 -
       Operating Officer and        1997             -               -                 -
       Assistant Secretary

       Patrick W. Bevack            1999            142,766      314,060             5,412
       Executive Vice               1998            142,525      277,185             5,378
       President of the Bank        1997            146,042       39,553 (4)         5,128

       Lloyd W. W. Bell, Jr.        1999            150,497          -               4,165
       Senior Vice President        1998            125,654      139,871             4,129
       and Chief Lending            1997 (2)         23,077          -                 317
       Officer of the Bank

-------------------------------------------------------------------------------------------------------------------
(1)      Mr. Koehler did not join the Bank until January 18, 1999.
(2)      Mr. Bell did not join the Bank until October 20, 1997.
(3)      Paid in January of the following year.
(4)      Mr. Bevack's 1997 bonus was not paid until after the Registrant's 1998 Proxy Statement was filed.
(5)      Includes the following amounts paid for 1999 for term life insurance and the Bank's contributions to the
         Metropolitan Bank and Trust Company 401(k) Plan:  Kaye ($1,368 and $5,000); Lodge ($924 and $5,000);
         Koehler ($749 and $0); Bevack ($412 and $5,000); and Bell ($432 and $3,733).  Mr. Koehler was not
         eligible to participate in the 401(k) plan for 1999.  The total for Mr. Koehler also includes a one-time reimbursement of $40,569 for moving and relocation expenses.

*        Mr. Lodge resigned from Metropolitan and the Bank on February 22, 2000.

OPTION GRANTS

       STOCK OPTIONS  The following table provides information regarding grants of options made during the year ended December 31, 1999, to each of the executive officers named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                    POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                                     RATES OF STOCK PRICE
                                                                                                       APPRECIATION FOR
                                                                                                           TEN YEAR
                                                      INDIVIDUAL GRANTS                                   OPTION TERM
                            ------------------------------------------------------------------  ------------------------------

                            NUMBER OF           % OF TOTAL
                            SECURITIES          OPTIONS
                            UNDERLYING          GRANTED TO      EXERCISE OR
                            OPTIONS             EMPLOYEES IN    BASE PRICE     EXPIRATION
NAME                        GRANTED (#)(1)      FISCAL YEAR     ($/SHARE)      DATE                  5%              10%
--------------------------  -----------------   --------------  -------------  -----------      --------------  --------------
Robert M. Kaye                   80,000            41.24%          $11.00       01/19/2009            $553,600      $1,402,400
                                  8,000 (2)         4.12            12.10       01/19/2009              46,543         131,440
David G. Lodge                   20,000            10.31            11.00       01/19/2009             138,400         350,600
                                  6,000 (2)         3.09            11.00       01/19/2009              41,520         105,180

Kenneth T. Koehler                5,000 (2)         2.58            11.00       01/19/2009              34,600          87,650
                                  5,000 (2)         2.58             5.38       11/23/2009              16,900          42,850
                                 25,000 (2)        12.89             6.18       11/23/2009              64,250         194,000

Patrick W. Bevack                 5,000 (2)         2.58            11.00       01/19/2009              34,600          87,650

Lloyd W.W. Bell, Jr.              5,000 (2)         2.58            11.00       01/19/2009              34,600          87,650

------------------------------------------------------------------------------------------------------------------------------
INCREASE IN VALUE TO ALL COMMON SHAREHOLDERS (3)                                                   $55,801,108    $141,357,432

-----------------
(1)   These options vest 50% on the third anniversary, 25% on the fourth anniversary and 25% on the fifth anniversary from the date of grant.
(2)   Represents grants of incentive stock options.
(3)   Calculated for the total number of shares outstanding on December 31, 1999
      (8,063,744), at a per share price for the $11.00 base price options of
      $17.92 for 5% annual 10-year price appreciation, and at a per share price of $28.53 for 10% annual 10-year price appreciation.


                EMPLOYMENT  On February 22, 2000, David G. Lodge, Metropolitan
                 AGREEMENT  and the Bank entered into an understanding pursuant to which Mr. Lodge (a) resigned from his director positions with Metropolitan and the Bank and his position as Vice Chairman of the Bank, a position he had assumed on October 2, 1999; (b) received a lump sum payment of $285,000; (c) received his current company car; and (d) will receive medical coverage through February 28, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                                  Under the securities laws of the United
                                  States, Metropolitan's directors and certain officers are required to report their ownership and changes in ownership of Common Shares to the Securities and Exchange Commission (the "SEC") and NASDAQ. The SEC has established certain due dates for these reports. Based on a review of the copies of such forms furnished to Metropolitan in accordance with SEC regulations, and certain representations received by it, Metropolitan believes that there were no late filings during 1999.

                          METROPOLITAN SHARE OWNERSHIP

    DIRECTORS AND EXECUTIVE The following tables list, as of ___________, 2000, information about Metropolitan's common OFFICERS shares beneficially owned by current directors of and nominees for director of Metropolitan, executive officers included in the Summary Compensation Table, and all directors, nominees for director and executive officers of Metropolitan and the Bank as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common shares indicated.

                                                               AMOUNT AND NATURE OF BENEFICIAL
     NAME OF INDIVIDUAL OR PERSONS IN GROUP                             OWNERSHIP (1)                PERCENT OF CLASS
     --------------------------------------                             -------------                ----------------

     Robert M. Kaye                                                        _______                        _____%
     Kenneth T. Koehler                                                   __________                        *
     Malvin E. Bank                                                       __________                        *
     David P. Miller                                                       ________                         *
     Ralph D. Ketchum                                                      ________                         *
     James A. Karman                                                       ________                         *
     Robert R. Broadbent                                                  __________                        *
     Marjorie M. Carlson                                                  _________                         *
     Lois K. Goodman                                                      __________                        *
     Marguerite B. Humphrey                                               _________                         *
     Alfonse M. Mattia                                                    _________                         *
     Patrick W. Bevack                                                      ________                        *
     Lloyd W.W. Bell, Jr.                                                   ________                        *

     All directors and executive officers as a group (___
     persons)                                                             ___________                     _____%
     -------------------------------------------------------


  * Represents less than 1% of Metropolitan's outstanding common shares.


    CERTAIN  BENEFICIAL     Except as set forth below, no person is known to
                 OWNERS     Metropolitan at February 25, 2000 to own
                            beneficially within the meaning of the regulations of the Securities and Exchange Commission, more than 5% of Metropolitan's outstanding common shares.

NAME AND ADDRESS                                    AMOUNT AND NATURE
OF BENEFICIAL OWNER                              OF BENEFICIAL OWNERSHIP           PERCENT OF CLASS
-------------------                              ------------------------          ----------------
Robert M. Kaye                                         _____________                     _______%
6001 Landerhaven Drive
Mayfield Heights, Ohio  44124

---------------------------



         CHANGE IN CONTROL  Metropolitan has a revolving credit agreement with a commercial bank (the "Commercial Bank Agreement"). The Commercial Bank Agreement is a revolving line of credit that matures on May 30, 2000, but can be renewed annually upon agreement of both parties. The maximum permitted borrowing amount is $12.0 million. As collateral for the Commercial Bank Agreement, Mr. Kaye pledged a portion of his common shares in an amount at least equal in value to 200% of any outstanding balance. At March 1, 2000, the outstanding balance under the Commercial Bank Agreement was $6.0 million.

                                   PROPOSAL II

                   APPROVAL OF THE FIRST AMENDMENT TO THE 1997
                 METROPOLITAN FINANCIAL CORP. STOCK OPTION PLAN



                SUMMARY On August 24, 1999, the Metropolitan Board of Directors adopted, subject to shareholder approval, the First Amendment to the Metropolitan Financial Corp. 1997 Stock Option Plan (the "First Amendment"). The 1997 Metropolitan Financial Corp. Stock Option Plan (the "Plan") was originally adopted by Metropolitan's Board of Directors on October 28, 1997, and approved by shareholders on April 28, 1998. THE ONLY CHANGE TO THE PLAN EFFECTED BY THE FIRST AMENDMENT IS TO INCREASE, BY 200,000, THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN. Prior to the First Amendment, up to 715,000 shares of Common Stock could be issued under the Plan. With shareholder approval of the First Amendment, the maximum number of shares of Common Stock that can be issued under the Plan will be 915,000. The following is a summary of the material provisions of the Plan, as amended by the First Amendment.

                            The Plan is intended to encourage ownership of Metropolitan's Common Stock by officers and other key employees of Metropolitan, to encourage their continued employment with Metropolitan and to provide them with additional incentives to promote the development and financial success of Metropolitan. As of March 2, 2000, four executive officers and 10 other key employees were participants in the Plan.

                            The complete text of the First Amendment is attached as Exhibit A to this Proxy Statement. The following summary of the Plan, as amended by the First Amendment, does not purport to be complete and is qualified in its entirety by reference to the Plan, as amended.

               NUMBER OF    The maximum number of shares of Common Stock that
                  SHARES    may be issued under the Plan, as amended by the
              AUTHORIZED    First Amendment, is 915,000, subject to adjustments
                            upon the occurrence of certain changes with respect to the Common Stock. On December 10, 1997,
                            Metropolitan completed a two-for-one stock split in the form of a stock dividend to shareholders of, and the Committee for purposes of the Plan, which consisted of members of the Board who qualify as outside directors as defined by Section 162m of the Internal Revenue Code and non-employee directors as defined by Rule 16b-3 of the Securities Exchange Act of 1934 (the "Committee") accordingly adjusted the maximum number of Shares of Common Stock that may be issued under the Plan from 325,000 to 650,000. On
                            December 15, 1998, Metropolitan issued a 10% stock dividend to shareholders, and the Committee accordingly adjusted the maximum number of Shares of Common Stock that may be issued under the Plan from 650,000 to 715,000.

                TYPES OF    The Plan provides for the grant of options (which
                 OPTIONS    may be "incentive stock options" within the meaning
                            of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options)
                            (collectively, "Options"). The number of shares of Common Stock remaining available for grants of additional Options under the Plan at any particular time will be reduced, upon the granting of any Option, by the full number of shares subject to that Option. If any Option for any reason expires or is terminated, in whole or in part, without the receipt by an employee of shares (or the equivalent thereof in cash or other property), the shares subject to that part of the Option that has so expired or terminated will again be available for the future grant of Options under the Plan.

            PARTICIPANTS    Grants of Options will be made by the Compensation
                            and Organization Committee of the Board of Directors. Options may be granted to key employees of Metropolitan and its subsidiaries selected by the Compensation and Organization Committee, including executive officers named in the Summary Compensation
                            Table. Pursuant to the First Amendment, on November
                            23, 1999 and January 18, 2000, the Committee authorized the incentive stock option grants shown in the new plan benefits table set forth below
                            ("First Amendment Option Grants"). All of the First
                            Amendment Option Grants are subject to shareholder approval of the adoption of the First Amendment.



                                                  NEW PLAN BENEFITS TABLE
                                                  -----------------------

                                                                       NUMBER OF SHARES
                                                                       ----------------

        NAME AND POSITION                        NON-QUALIFIED STOCK OPTIONS        INCENTIVE STOCK OPTIONS
        -----------------                        ---------------------------        -----------------------

        Robert M. Kaye, Chairman of the
        Board and Chief Executive Officer                     -0-                                -0-

        David G. Lodge, Vice Chairman,
        Assistant Treasurer and Assistant
        Secretary *                                           -0-                                -0-

        Kenneth T. Koehler, President,
        Chief Operating Officer and
        Assistant Secretary                                   -0-                             30,000

        Patrick W. Bevack, Executive Vice
        President and Assistant Secretary
        of the Bank                                           -0-                                -0-

        Lloyd W.W. Bell, Jr., Senior Vice
        President/Chief Lending Officer of
        the Bank                                              -0-                                -0-

        Executive Group                                       -0-                             10,000

        Non-Executive Director Group                    Not Applicable                   Not Applicable

        Non-Executive Officer Employee
        Group                                                 -0-                             25,000

        -----------------------------------
        * Mr. Lodge resigned from Metropolitan and the Bank on February 22, 2000.


           OPTION TERMS     Options granted under the Plan will be subject to
                            the following terms and conditions:

                            Exercise Price of Options. The exercise price under an Option, whether an incentive stock option or a nonqualified option, will be not less than the fair market value of the shares of Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market (or as determined by the Compensation and Organization Committee, if the shares of Common Stock are not or cease to be traded on a national securities exchange or on the NASDAQ National Market), on the date of grant. The closing sales price of Metropolitan Shares of Common Stock as reported on the NASDAQ National Market on March 1, 2000 was $4.188 per share.

                           The exercise price may be paid in such form as the Compensation and Organization Committee determines may be accepted, including, without limitation, cash, securities, other property, including surrender of a part of an Option in connection with the exercise of that Option, any combination thereof, or delivery of irrevocable instructions to a broker promptly to deliver to Metropolitan the amount of sale or loan proceeds from the shares subject to the Option to pay the exercise price. The Compensation and Organization Committee, in its sole discretion, may grant the right to transfer shares acquired upon the exercise of a part of an Option in payment of the exercise price payable upon immediate exercise of a further part of the Option.

                           Exercise and Term of Options. An Option may be exercised in one or more installments at the time or times provided in the option instrument. Generally, Options granted to employees will become exercisable with respect to one-half of the shares covered by the Option on the third anniversary, and with respect to an additional one-fourth of the shares covered by the Option on the fourth and fifth anniversaries, of the date on which the Option was granted. Options granted under the Plan will expire at the time set forth in the grant, which can be no later than ten years after grant in the case of an incentive stock option and ten years and one month after grant in the case of a nonqualified option. In general, an Option may be exercised only while the optionee is an employee of Metropolitan or a subsidiary of Metropolitan. An Option may be exercised during the three months following termination of an optionee's service for any reason other than disability, death, or termination for cause. If an optionee's service is terminated due to disability, an Option may be exercised during the one-year period following such termination of service. Upon the death of the holder of an Option during service or during the period following termination of service when such Option may be exercised, the optionee's executor or administrator or a permitted transferee of the Option may exercise the Option within a period of one year after the optionee's death.

                           Transferability of Options. Unless otherwise determined by the Compensation and Organization Committee, no Option may be transferred other than by will or by the laws of descent and distribution or, solely in the case of a nonqualified option, pursuant to a qualified domestic relations order (a "QDRO") as defined in Section 414(p)(1)(B) of the Code. During an optionee's lifetime, only the optionee (or, in the case of incapacity of an optionee, the optionee's attorney in fact or legal guardian, or, in the case of a nonqualified option transferred pursuant to a QDRO, the optionee's assignee) may exercise any Option.

                           Effect of Change of Control. Unless otherwise specified in the option instrument, Options outstanding on the date of a change of control will be accelerated so that all outstanding Options will become immediately exercisable in full.

     AMENDMENT AND TERM    The Board of Directors or a duly authorized committee
     OF THE OPTION PLAN    thereof may amend the Plan, but no amendment may be
                           made without shareholder approval if shareholder approval (a) is required by any applicable securities law or tax law, or (b) is required by the rules of the registered national securities association through whose inter-dealer quotation system the Shares of Common Stock are quoted. Notwithstanding the foregoing, without shareholder approval, no amendment may increase the aggregate number of shares that may be issued under incentive stock options under the Plan.

                           The Plan became effective on the date on which it was adopted by the Board of Directors and will remain in effect thereafter through October 28, 2007, unless earlier terminated by action of the Board of Directors.

     FEDERAL INCOME TAX    The following is a brief general discussion of the
        CONSEQUENCES OF    anticipated income tax treatment of the grant and
                OPTIONS    exercise of Options to optionees and to Metropolitan
                           under current provisions of the Code.

                           Incentive Stock Options. The grant of an incentive stock option to an employee will have no immediate tax consequences to Metropolitan or the optionee. If the optionee has remained an employee of Metropolitan or a subsidiary from the date of grant until at least the day three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled), the optionee will recognize no taxable income and Metropolitan will not be entitled to any tax deduction at the time of exercise of an incentive stock option. However, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the exercise price will be an adjustment to an optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If an optionee exercises an incentive stock option more than three months after terminating employment (one year in the case of an employee who is disabled), the exercise of the Option will be treated in the same manner as the exercise of a nonqualified option.

                           If an optionee holds the shares received upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on a subsequent sale of the shares will be a capital gain or loss, measured from the date of exercise. If an optionee disposes of shares acquired upon exercise of an incentive stock option before these holding periods are satisfied, the optionee generally will recognize compensation income equal to the lesser of
                           (a) the excess of the fair market value of the stock on the exercise date over the exercise price, or (b) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date will be taxable as a capital gain, and any loss will be treated as a capital loss, measured from the date of exercise. Upon any such premature disposition by an employee, Metropolitan will be entitled to a deduction in the amount of compensation income realized by the employee. For purposes of calculating the alternative minimum tax for the year of the disposition of a share acquired upon exercise of an incentive stock option, any adjustment to alternative minimum taxable income reported upon exercise of the incentive stock option will be included in the basis of the share.

                           Nonqualified Options. The grant of a nonqualified option will have no immediate tax consequences to Metropolitan or the optionee. An optionee will recognize compensation income at the time of exercise of a nonqualified option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired shares. Metropolitan will be entitled to a deduction in the same taxable year and in the same amount as an optionee recognizes compensation income as a result of the exercise of a nonqualified option, and the compensation income will be subject to applicable withholding requirements.

                           The favorable vote of the holders of a majority of the Metropolitan shares of Common Stock present in person or by proxy at the meeting is required to approve the First Amendment.

                BOARD'S    THE BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE
         RECOMMENDATION    FIRST AMENDMENT TO THE METROPOLITAN FINANCIAL CORP.
                           1997 STOCK OPTION PLAN.


                                  PROPOSAL III

                         ADOPTION OF AN AMENDMENT TO THE
                   REGULATIONS OF METROPOLITAN FINANCIAL CORP.

         ANNUAL MEETING     This proposal would amend Metropolitan's Regulations
                   DATE     to provide that the Annual Meeting of Shareholders
                            will be held on the date each year determined by the Board of Directors, Chairman or President or, if not so determined, then on the fourth Tuesday of April.
                            A copy of the proposed amendment to Article I,
                            Section 2 is attached as Exhibit B to this Proxy
                            Statement. Article I, Section 2 of the Regulations presently states:

                                          "The annual meeting of the
                                          shareholders of the Corporation for
                                          the election of directors, the
                                          consideration of reports to be laid
                                          before such meeting, and the
                                          transaction of such other business as
                                          may properly come before the meeting
                                          shall be held on the second Tuesday of
                                          May in each year, if not a legal
                                          holiday under the laws of the place
                                          where the meeting is to be held, and,
                                          if a legal holiday, then on the next
                                          succeeding day not a legal holiday
                                          under the laws of such place, or on
                                          such other date and at such hour as
                                          may from time to time be determined by
                                          the Board of Directors, the Chairman
                                          of the Board, or the President and
                                          specified in the notice of such
                                          meeting."

                                Both the proposed amendment to, and  the present
                            version of, Article I, Section 2, and the proposed amendment, provide for the annual meeting of shareholders to be held on the date determined by the Board of Directors, Chairman or President. The difference in the proposed amendment as compared to the present version of Article I, Section 2, is the default date in the event that the Board of Directors, Chairman or President do not determine a date for Metropolitan's annual meeting of shareholders. Under those circumstances, the proposed amendment provides that the annual meeting would be held on the fourth Tuesday of April, as compared to the second Tuesday of May under the present version of Article I, Section 2 of the Regulations. The proposed amendment would conform the Regulations to the present practice of Metropolitan's Board of Directors, which has been to set the annual meeting of shareholders for the fourth Tuesday of each April.

                BOARD'S     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
         RECOMMENDATION     THE APPROVAL OF THE AMENDMENT TO ARTICLE I,
                            SECTION 2 OF METROPOLITAN'S REGULATIONS.

                                   PROPOSAL IV


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           RATIFICATION      Upon the recommendation of its Audit Committee, the
         OF THE BOARD'S      Board has selected Crowe, Chizek and Company LLP as
              SELECTION      Metropolitan's independent auditors for the fiscal
                             year ending December 31, 2000, to audit the books and accounts of Metropolitan for that year, subject to ratification of the selection by the shareholders at the 2000 Annual Meeting. Crowe,
                             Chizek and Company LLP has been the independent auditors of Metropolitan since 1991.

                             Representatives of Crowe, Chizek and Company LLP are expected to be present at the 2000 Annual Meeting and to be available to respond to appropriate questions. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

                             Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan's independent auditors, the Board will consider this vote in determining whether to continue the engagement of Crowe, Chizek and Company LLP.

                BOARD'S      THE BOARD UNANIMOUSLY RECOMMENDS RATIFICATION OF
         RECOMMENDATION      THE SELECTION OF CROWE, CHIZEK AND COMPANY LLP
                             AS INDEPENDENT AUDITORS FOR METROPOLITAN FINANCIAL
                             CORP. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                                     GENERAL

2001 SHAREHOLDER PROPOSALS

               PROPOSALS     Any shareholder of Metropolitan wishing to have a
                 MUST BE     proposal considered for inclusion in Metropolitan's
                  TIMELY     2001 proxy solicitation materials must set forth
     SUBMITTED ACCORDING     such proposal in writing and file it with the
       TO METROPOLITAN'S     Secretary of Metropolitan on or before November 26,
             REGULATIONS     2000. Shareholder proposals submitted after that
                             date are considered untimely and not eligible to be submitted to shareholders for their approval or adoption according to Metropolitan's Regulations.


VOTING PROCEDURES / REVOKING YOUR PROXY

                 GENERAL     In order for action to be taken at the 2000 Annual
             INFORMATION     Meeting, a quorum must exist. A quorum will exist
                             if at least a majority of the total shares outstanding and entitled to vote is either present or represented by proxy at the Annual Meeting.
                             Regarding Issue I, Election of Directors to the
                             Class of 2003, directors will be elected if they receive a plurality (i.e., the greatest number) of the votes cast by shares present and voting in person or by proxy. Passage of Issue II, Approval of the First Amendment to the 1997

                              Metropolitan Financial Corp. Stock Option Plan; Issue III, Approval of the Amendment to Article I,
                              Section 2 of Metropolitan's Regulations; and Issue IV, Ratification of Metropolitan's Independent Auditors for 1999, will occur with at least a majority vote. Unless a broker's authority to vote on a particular matter is limited, abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

                  VOTING      Your shares of Common Stock will be voted in
                    YOUR      accordance with the instructions you place on the
                   PROXY      proxy card. If no instructions are given on
                    CARD      the proxy card, your shares will be voted for the
                              election as directors of the nominees named in this Proxy Statement and in favor of approving the First Amendment to the 1997 Metropolitan Financial
                              Corp. Stock Option Plan, approving the Amendment to Article I, Section 2 of Metropolitan's
                              Regulations, and ratifying the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 2000. The Board of Directors knows of no other matters which will be presented at the 2000 Annual
                              Meeting. However, if other matters properly come before the 2000 Annual Meeting or any adjournment, the person or persons named in the proxy cards will vote on those matters in accordance with their best judgment.

                              Proxies may be revoked at any time before it is voted if you:

                              -   Deliver  a signed, written revocation letter,
               REVOKING           dated later than the proxy, to Malvin E. Bank,
                   YOUR           Secretary, Metropolitan Financial Corp., 6001
                  PROXY           Landerhaven Drive, Mayfield Heights, OH 44124;
                                  or
                              -   By delivering a signed proxy, dated later
                                  than the first one, to Fifth-Third Bancorp, Mail Drop No. 1090D2, 38 Fountain Square
                                  Plaza, Cincinnati, OH 45263; or
                              -   By attending the Annual Meeting and giving
                                  notice of your revocation in open meeting.

                              Shareholders may only nominate a person for election as a director of Metropolitan at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in the Regulations, including, without limitation, timely providing to the Secretary of Metropolitan the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. Metropolitan will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in the Regulations upon request made to the Secretary of Metropolitan.

                              Metropolitan will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, personnel of Metropolitan and its subsidiaries may solicit the return of proxies in person, by telephone or through other forms of communication. Metropolitan personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Metropolitan will request brokers, banks and other custodians, nominees and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.


                                             By Order of the Board of Directors

                                             MALVIN E. BANK
                                             Secretary
March 24, 2000

                                   Exhibit "A"

                            FIRST AMENDMENT TO THE
                         METROPOLITAN FINANCIAL CORP.
                            1997 STOCK OPTION PLAN

         THIS FIRST AMENDMENT TO THE METROPOLITAN FINANCIAL CORP. 1997 STOCK OPTION PLAN ("First Amendment") is entered into as of November 1, 1999.

         WHEREAS, the Metropolitan Financial Corp. 1997 Stock Option Plan (the "Original Plan") was approved by the Board of Directors of Metropolitan Financial Corp. (the "Corporation") on October 28, 1997 and the shareholders of the Corporation ("Shareholders") on April 28, 1998; and,

         WHEREAS, under the Original Plan, a maximum of 325,000 options to acquire shares of the Corporation's stock, could be granted, which number was subject to adjustment as set forth in Section 10 of the Original Plan; and,

         WHEREAS, on November 24, 1997, the Corporation issued a 2:1 stock split, effected through a 100% stock dividend and, on December 15, 1998, further issued a 10% stock dividend which, in the aggregate, resulted in an adjustment to the maximum number of options pursuant to Section 10 that could be granted under the Original Plan, both per participant and in the aggregate, from 325,000 to 715,000; and,

         WHEREAS, the Board of Directors of the Corporation determined on August 24, 1999, that the Original Plan should be amended by increasing the maximum number of options to be granted under the Original Plan by 200,000, provided, however, that such amendment be submitted to the Corporation's Shareholders at the Corporation's 2000 Annual Meeting of Shareholders for their approval;

         NOW, THEREFORE, the Original Plan is amended as follows:

1. MAXIMUM NUMBER OF OPTIONS. Subject to Section 2 of the First Amendment below, the maximum number of options that can be granted, both per participant and in the aggregate, shall be increased by 200,000 options in each instance from 715,000 options (after adjustment of the original 325,000 options set forth in the Original Plan for the November 24, 1997 stock split and the December 15, 1998 10% stock dividend) to 915,000 options. To effectuate this amendment, sections 4.1 and 4.2 of the Original Plan are hereby amended by deleting the number "325,000" in each place that it appears, and replacing it with the phrase "915,000 (calculated as of August 24, 1999)."

2. SUBMISSION FOR APPROVAL OF SHAREHOLDERS. This First Amendment shall submitted for consideration and approval by the Shareholders of the Corporation at the Corporation's 2000 Annual Meeting of Shareholders. This First Amendment shall be deemed void ab initio should it not be so approved by the Shareholders of the Corporation.

         IN WITNESS WHEREOF, this First Amendment was executed as of the 1st day of November, 1999.

                                          METROPOLITAN FINANCIAL CORP.

                                          By:       /S/  Kenneth T. Koehler
                                               ----------------------------
                                          Its:  President

                                   Exhibit "B"

                        TEXT OF THE PROPOSED AMENDMENT TO
             ARTICLE I, SECTION 2, OF METROPOLITAN FINANCIAL CORP.'S
                    AMENDED AND RESTATED CODE OF REGULATIONS



                  "SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting shall be held on the date from time to time determined by the Board of Directors of the Corporation that is not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or such other date, and at such hour as may from time to time be determined by the Chairman of the Board, or the President and specified in the notice of such meeting. If no determination is made as to the date of the annual meeting of shareholders by the Board of Directors, the Chairman of the Board of the President, then the annual meeting of the Corporation's shareholders shall be held on the fourth Tuesday of April, unless such date is a legal holiday under the laws of the place where the meeting is to be held, in which case, the meeting shall be held on the next succeeding day that is not a legal holiday."

                      [METROPOLITAN FINANCIAL CORP. LOGO]

                          METROPOLTIAN FINANCIAL CORP.
                             6001 LANDERHAVEN DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned hereby appoints Robert M. Kaye, Kenneth T. Koehler and Malvin E. Bank and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of common stock of Metropolitan Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said CORPORATION scheduled to be held Tuesday, April 25, 2000 at 9:00 a.m. at the offices of said CORPORATION, 6001 Landerhaven Drive, Mayfield Heights, Ohio, or at any postponement or adjournment thereof.

       The Board of Directors recommends a FOR vote on the election of Directors, the proposal to approve an amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan, the proposal to approve an amendment to the Code of Regulations of the Corporation, and the proposal to ratify the appointment of Crowe, Chizek and Company LLP. Please mark an X in one box under each item.

1.     ELECTION of four directors to Class of 2003:

       [ ] FOR all nominees listed below.    [ ]  WITHHOLD AUTHORITY to vote for
                                                  all nominees listed below.

CLASS OF 2003 DIRECTORS:         LOIS K. GOODMAN, MARGUERITE B. HUMPHREY,
                                 KENNETH T. KOEHLER AND ALPHONSE M. MATTIA

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE BELOW:


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2. Proposal to approve the First Amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan.

                [ ] FOR            [ ]  AGAINST        [ ] ABSTAIN

3. Proposal to approve the amendment to the Code of Regulations of the Corporation.

                [ ] FOR            [ ]  AGAINST        [ ] ABSTAIN

4. Proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2000.

                [ ] FOR            [ ]  AGAINST        [ ] ABSTAIN

In their discretion, the PROXIES authorized to vote upon such other business as may properly come before the meeting.

This PROXY when executed will be voted in the he manner directed hereon by the undersigned SHAREHOLDER(S).

       If no direction is made, this PROXY will be voted FOR Proposals 1, 2, 3 and 4.

                     ALL FORMER PROXIES ARE HEREBY REVOKED.


                                             Dated: ______________________, 2000



                                             ----------------------------------
                                                (Signature of Shareholder)



                                             ----------------------------------
                                               (Signature of Shareholder)


                                            (Please sign exactly as your names
                                            appear opposite. All joint owners
                                            should sign. When signing in a
                                            fiduciary capacity or as a corporate
                                            officer, please give your full title
                                            as such.)

                         METROPOLITAN FINANCIAL CORP.

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2000

THIS VOTING INSTRUCTION IS SOLICITED BY METROPOLITAN BANK AND TRUST COMPANY AS TRUSTEE OF METROPOLITAN FINANCIAL CORP. STOCK PURCHASE PLAN
(THE "TRUSTEE").

At the Annual Meeting of Shareholders of the Corporation to be held April 25, 2000, and at any adjournment, Robert M. Kaye, Kenneth T. Koehler, and Malvin E. Bank, and each of them, with full power of substitution in each, shall vote on the following in accordance with my directions to the Trustee, as shown below.

The Board of Directors recommends a FOR vote on the election of Directors, the proposal to approve an amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan, the proposal to approve an amendment to the Code of Regulations of the Corporation, and the proposal to ratify the appointment of Crowe, Chizek and Company LLP. Please mark an X in one box under each item.

1. ELECTION of four directors to Class of 2003:

      FOR all nominees listed below.       WITHHOLD AUTHORITY to vote for
                                           all nominees listed below.

CLASS OF 2003 DIRECTORS: LOIS K. GOODMAN, MARGUERITE B. HUMPHREY,
                         KENNETH T. KOEHLER AND ALPHONSE M. MATTIA


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE BELOW:


-----------------------------------------------------------------------

2. Proposal to approve the First Amendment to the 1997 Metropolitan Financial Corp. Stock Option Plan.

          FOR                      AGAINST                  ABSTAIN

3. Proposal to approve the amendment to the Code of Regulations of the Corporation.

          FOR                      AGAINST                  ABSTAIN

4. Proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2000.

          FOR                      AGAINST                  ABSTAIN

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

 If no direction is made, the Trustee will vote the shares specified below FOR
                            Proposals 1, 2, 3 and 4.


To Metropolitan Bank and Trust Company, Trustee of Metropolitan Financial Corp. Stock Purchase Plan: As a participant in the Plan, I hereby direct the Trustee to vote in person or by proxy as shown below:

Instruction: Check one or both boxes:

[ ] I direct the Trustee to vote the shares allocated to my account as of the record date in accordance with this voting instruction card.

[ ] I direct the Trustee to vote the proportionate number of "non-directed" shares (shares allocated to other participants in the Plan for which the Trustee does not receive voting instructions) for which I may give voting instructions under the terms of the Plan in accordance with this voting instruction card.

If you do not complete and return this card, your shares will be voted, as provided in the Plan, proportionately in accordance with directions received from other participants in the Plan. If you wish to vote the non-directed shares differently from the shares allocated to your account, you may do so by requesting a separate voting instruction card from the Trustee at 6001 Landerhaven Dr., Mayfield Heights, OH 44124.



Please sign this voting instruction card exactly as your name appears on the mailing label.

Please check this box if you plan to attend the Annual Meeting of Shareholders. [ ]

                                           Signed the ___ day of ________, 2000.


                                           -------------------------------------